UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 05, 2007 (February 01, 2007)
MBI Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1020 — Dallas, TX (75201)
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES
Resignation Letter
Employment Letter

FORM 8-K
MBI, Inc.
Section 2 — Financial Information
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective February 2, 2007, Richard M. Hewitt submitted his resignation from the Board of Directors effective immediately.
On February 1, 2007 the Company hired Robert Marshall Currier as its Chief Financial Officer. In the past five years Mr. Currier has held the Chief Financial Officer position at a medical services company and has been responsible for the financial reporting at a public energy company. Mr. Currier’s base salary is $165,000 which may increase to $200,000 based upon the completion of certain capital raising events. He was granted 100,000 shares of the Company’s restricted common stock on his start date and 150,000 shares on his first anniversary. When the executive stock ownership plan is formed he will participate in the plan at 1,000,000 shares.
(c) Exhibits

Exhibit No.	Description

10.1	Resignation letter from Richard M. Hewitt

10.2	Employment letter for Robert Marshall Currier

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBI Financial, INC. (Registrant) Date: December 28 ,2006
/s/ Patrick McGeeney
Patrick McGeeney, Chairman, President and Chief Executive Officer